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                                                                    EXHIBIT 11.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                   1994       1995       1996
                                                                                 ---------  ---------  ---------
Primary
  Earnings:
    Net income (loss)..........................................................  $  (6,324) $  27,070  $  31,350
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
  Shares:
    Weighted average number of common shares outstanding.......................     16,778     17,735     19,825
    Weighted average options using the treasury stock method...................         --      1,033      1,008
                                                                                 ---------  ---------  ---------
                                                                                    16,778     18,768     20,833
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
  Primary income (loss) per share..............................................  $    (.38) $    1.44  $    1.50
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

Fully Diluted
  Earnings:
    Net income (loss)..........................................................  $  (6,324) $  27,070  $  31,350
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
  Shares:
    Weighted average number of common shares outstanding.......................     16,778     17,735     19,825
    Weighted average options using the treasury stock method...................         --      2,059      1,083
    Number of common equivalent shares assuming conversion of convertible
     securities (1)............................................................         --         --         --
                                                                                 ---------  ---------  ---------
                                                                                    16,778     19,794     20,908
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Fully diluted income (loss) per share..........................................  $    (.38) $    1.37  $    1.50
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

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(1)  The assumed exercise of  these common stock equivalents  was excluded as it was anti-dilutive or had no material impact on the earnings per share calculation.